EXHIBIT 10.16

SEALED AIR CORPORATION

2002 STOCK PLAN

FOR NON-EMPLOYEE DIRECTORS

as amended December 16, 2009

Section 1.  Purpose.  The Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors (the “Plan”) is designed to enhance the ability of Sealed Air Corporation (the “Corporation”) to attract, retain and motivate Non-Employee Directors (as defined in Section 3) of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of the Corporation’s common stock, par value $0.10 per share (“Common Stock”).  The Plan provides for payment in shares of the Common Stock of all or a portion of the Retainer (as defined below) paid to each Non-Employee Director for serving as a director of the Corporation.

Section 2.  Stock Available.  The stock subject to the Plan shall be such authorized but unissued or treasury shares of Common Stock as shall from time to time be available for issuance pursuant to the Plan.  The total amount of Common Stock which may be issued pursuant to the Plan is 200,000 shares, subject to adjustment in accordance with the provisions of Section 9.

Section 3.  Eligibility.  Each Non-Employee Director of the Corporation shall be eligible to participate in the Plan.  As used in the Plan, the term “Non-Employee Director” shall include any person who, at the time he or she becomes otherwise entitled to receive a Retainer under the Plan, is not an officer or employee of the Corporation or any of its Subsidiaries (as such term is defined in Section 18).  Any Non-Employee Director who becomes an officer or employee of the Corporation or any of its Subsidiaries shall cease to be eligible to participate in the Plan for so long as such person remains as such an officer or employee.

Section 4.  Retainer.  Retainers, which shall be either Annual Retainers or Interim Retainers, shall be earned by Non-Employee Directors as follows:

(a)  Annual Retainers.  Upon the adjournment of each annual meeting of the stockholders of the Corporation, each Non-Employee Director who has been elected a director of the Corporation at such meeting shall be entitled to receive an Annual Retainer in an amount established prior to such annual meeting by the Board of Directors. The amount of the Annual Retainer may be expressed in cash, shares of Common Stock or a combination thereof, as more fully described in Section 5(a) below.

(b) Interim Retainers.  If any Non-Employee Director is elected a director other than at an annual meeting of the stockholders of the Corporation, then on the date of such Non-Employee Director’s election such Non-

Employee Director shall be entitled to an Interim Retainer in the amount of one-twelfth of the Annual Retainer for Non-Employee Directors elected at the previous annual meeting of the stockholders for each full 30-day period during the period commencing on and including the date of such person’s election as a director and ending on and including the date of the next annual meeting of the stockholders of the Corporation provided for in accordance with the By-Laws of the Corporation as then in effect.

(c)  Plan Periods.  The first Plan Period shall commence upon the election of directors at the 2002 annual meeting of the stockholders of the Corporation and terminate upon the election of directors at the 2003 annual meeting of the stockholders of the Corporation.  Subsequent Plan Periods shall relate to successive similar periods between annual meetings of the stockholders of the Corporation.

Section 5.  Form and Payment of Retainers.

(a)  The Board may establish the amount of the Annual Retainer either as an amount of cash, a number of shares of Common Stock or a combination of an amount of cash and a number of shares of Common Stock.  Regardless of how expressed, the Board shall also determine the portion of the Annual Retainer to be payable in cash and the portion to be payable by delivery of shares of Common Stock, subject to the following additional rules:

(i)     For any portion of the Annual Retainer expressed as cash and payable by delivery of shares of Common Stock, the number of shares of Common Stock will be determined in accordance with Section 5(c) below;

(ii)    For any portion of the Annual Retainer expressed as a number of shares of Common Stock and payable in cash, the amount of cash payable will be determined in accordance with Section 5(d) below;

(iii)   The Board may permit Non-Employee Directors to elect between forms of payment in accordance with such rules as the Board may establish from time to time; and

(iv)    Notwithstanding any provision herein to the contrary (including any Non-Employee Director election), at least 50% of the Annual Retainer shall be payable as shares of Common Stock.

(b)  For any portion of the Annual Retainer payable as cash, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the Plan Period commences.  For any portion of an Interim Retainer payable in cash, payment shall be made in a single payment as promptly as practicable after the end of the calendar quarter in which the Non-Employee Director is elected, provided, that if such Non-

Employee Director is elected between April 1 and the next annual meeting of stockholders of the Corporation, then such portion of the Interim Retainer shall be paid as promptly as practicable after the Non-Employee Director is elected.

(c) For any portion of the Annual Retainer expressed as an amount of cash and payable as shares of Common Stock (either as required by the Board or as elected by a Non-Employee Director, if permitted), the number of shares of Common Stock shall be calculated by dividing the amount of such portion of the Annual Retainer by the last sales price of the Common Stock on the applicable annual meeting date as reported on the consolidated transaction reporting system for New York Stock Exchange listed issues on that date or, if no sales occurred on that date, the last sales price on the consolidated transaction reporting system on the most recent prior day on which a sale occurred (the “Fair Market Value Per Share”).  Similarly, for any portion of an Interim Retainer expressed as an amount of cash and payable in shares of Common Stock, the number of shares of Common Stock to be paid shall be calculated using the Fair Market Value Per Share on the date of election of the Non-Employee Director who will receive the Interim Retainer.  If the calculation of the portion of an Annual Retainer or an Interim Retainer to be paid in shares of Common Stock would result in a fractional share of Common Stock being issued, then the number of shares to be so paid shall be rounded up to the nearest whole share.  No fractional shares of Common Stock shall be issued under this Plan, whether as part of an Annual Retainer or as part of an Interim Retainer.

(d) For any portion of the Annual Retainer expressed as a number of shares of Common Stock and payable in cash (either as required by the Board or as elected by a Non-Employee Director, if permitted), the amount of cash shall be calculated by multiplying the number of shares of Common Stock by the Fair Market Value Per Share on the applicable annual meeting date.  Similarly, for any portion of an Interim Retainer expressed as a number of shares of Common Stock and payable as cash, the amount of cash shall be calculated using the Fair Market Value Per Share on the date of election of the Non-Employee Director who will receive the Interim Retainer.

(e)  For any portion of the Annual Retainer or any Interim Retainer payable as shares of Common Stock, such shares of Common Stock shall be issued to each applicable Non-Employee Director as promptly as practicable after the Non-Employee Director becomes entitled to receive them.

(f) Payment of all or part of a Retainer may be deferred under the Sealed Air Corporation Deferred Compensation Plan for Directors or any other applicable plan or arrangement providing for the deferred payment of retainers that may be in effect from time to time.  Shares of Common Stock which a Non-Employee Director becomes entitled to receive under this Plan and for which payment is deferred under any such deferral arrangement shall be deemed to be issued under this Plan when issued.

Section 6. Non-Transferability of Grants.  Except for gifts of shares permitted under this Section, no grant of shares of Common Stock pursuant to the Plan shall be transferable by the recipient of such grant, and no shares of Common Stock issued pursuant to the Plan, or any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including without limitation by way of gift or donation) by the Non-Employee Director to whom such shares have been issued as long as such Non-Employee Director shall remain a director of the Corporation.  Any Non-Employee Director of the Corporation may make a gift of any such shares to members of the immediate family of such Non-Employee Director or to a trust or other form of indirect ownership (a “Permitted Transferee”) on the conditions that (i) the Non-Employee Director shall continue to be deemed a beneficial owner of such transferred shares and retain voting and investment control over such shares while the Non-Employee Director remains a director of the Corporation, except upon a Change of Control as provided below, and (ii) the Permitted Transferee shall execute an agreement with the Corporation on terms acceptable to counsel to the Corporation providing that such shares shall be subject to all terms and restrictions of this Plan.  For the purpose of this Section 6, “immediate family” shall have the meaning given in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), and “beneficial owner” shall have the meaning given in Rule 16a-1 under the Securities Exchange Act, other than for purposes of determining beneficial ownership of more than ten percent of any class of equity securities.

Section 7.  Execution of Agreement.  Each grant of Common Stock pursuant to this Plan shall be contingent upon and subject to the execution by the Non-Employee Director of a document agreeing to hold the shares of Common Stock covered by such grant in accordance with the terms and conditions of the Plan (including without limitation Sections 6, 11 and 12) and containing such other terms and conditions as may be required by counsel to the Corporation in order to comply with federal or state securities laws or other legal requirements.

Section 8.  Change of Control.

(a)  A “Change in Control” means, and shall be deemed to have occurred upon, any of the following events:

(i)  Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of 30% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that, for purposes of this Section 8(a)(i), the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with Sections 8(a)(iii)(A), 8(a)(iii)(B) and 8(a)(iii)(C);

(ii)  Individuals who, as of the date hereof, constitute the Board of Directors (each a “Continuing Director”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the Continuing Directors shall be considered to be a Continuing Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(iii)  Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Voting Securities immediately prior to such Business Combination, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(iv) The stockholders of the Corporation give approval of a complete liquidation or dissolution of the Corporation.

The Board of Directors may terminate, amend, or modify this definition or determine that it does not apply to a specific transaction that would otherwise be a Change in Control.

(b)  Upon any Change in Control, as of the close of business at the principal executive office of the Corporation on the business day immediately preceding the date on which such event occurs, for purposes of the Plan and to the extent that the provisions of the Plan remain applicable to shares granted under the Plan, the restriction provided for in Section 6 of the Plan shall without further act expire and cease to apply to any securities granted under the Plan, the requirement of a legend on stock certificates provided for in Section 11 of the Plan shall without further act expire and cease to apply to any securities granted under the Plan, and each Non-Employee Director or Permitted Transferee holding shares issued under the Plan shall thereupon have the right to receive unlegended shares as set forth in the last sentence of Section 11 of the Plan.

Section 9.  Adjustments.  In the event of changes in the Common Stock of the Corporation after the commencement of the first Plan Period by reason of any stock dividend, split-up, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation:  (a) the restrictions provided in Section 6 and the requirement of a legend on stock certificates provided in Sections 11 and 12(d) shall apply to any securities issued in connection with any such change in respect of stock which has been issued under the Plan and (b) appropriate adjustments shall be made by the Board of Directors as to (i) the number and class of shares available under the Plan in the aggregate, and (ii) the number of shares to be delivered to a Non-Employee Director where such change occurred after the Non-Employee Director was elected but before the date the stock covered by the applicable Retainer is issued, including deferred payments under any of the deferral arrangements referred to in Section 5(c).

Section 10.  Action by Corporation.  Neither the existence of the Plan nor the issuance of Common Stock pursuant thereto shall impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalization or other change in the Common Stock referred to in Section 9, any change in the Corporation’s business, any issuance of debt obligations or stock by the Corporation or any grant of options on stock of the Corporation.

Section 11.  Legend on Stock Certificates.  All shares of Common Stock issued under the Plan shall, so long as the restrictions imposed by the Plan (including without limitation Section 6) remain in effect, be represented by certificates, each of which shall bear a legend in substantially the following form:

This certificate and the shares represented hereby are held subject to the terms of the 2002 Stock Plan for Non-Employee Directors of Sealed Air Corporation, which Plan provides that neither the shares issued pursuant thereto, nor any interest therein, may be sold, transferred, pledged, encumbered or otherwise disposed of (including without limitation by way of gift or donation) except in accordance with such Plan.  A copy of such Plan is available for inspection at the executive offices of Sealed Air Corporation.

Each Non-Employee Director and his or her Permitted Transferees may surrender to the Corporation the certificate or certificates representing such shares in exchange for a new certificate or certificates, free of the above legend, or for a statement from the Corporation representing such shares held in book entry form free of such legend at any time after either such Non-Employee Director has ceased to be a director of the Corporation or the restriction set forth in Section 6 has otherwise ceased to apply to the shares covered by such certificate.

Section 12.  Government and Other Regulations and Restrictions.

(a)  In General.  The issuance by the Corporation of any shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

(b)  Registration of Shares.  The Corporation shall use its reasonable commercial efforts to cause the grants of shares of Common Stock to be made pursuant to this Plan to be registered under the Securities Act of 1933, as amended (the “Securities Act”), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise.  If, at the time any shares of Common Stock are issued pursuant to the Plan or transferred to a Permitted Transferee, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the person to whom such shares are to be issued will execute and deliver to the Corporation upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Corporation, that (i) such person has had access or will, by reason of such person’s service as a director of the Corporation, or otherwise, have access to sufficient information concerning the Corporation to enable him or her to evaluate the merits and risks of the acquisition of shares of the Corporation’s Common Stock pursuant to the Plan, (ii) such person has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such person to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such person will comply with the Securities Act and the Securities Exchange Act with respect to such shares, and (v) such person will indemnify the Corporation for any costs, liabilities and expenses which the Corporation may sustain by reason of any violation of the Securities Act or the Securities Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

(c)  Resale of Shares.  Without limiting the generality of Section 6, shares of Common Stock acquired pursuant to the Plan shall not be sold, transferred or otherwise disposed of unless and until either (i) such shares shall have been registered by the Corporation under the Securities Act, (ii) the Corporation shall have received either a “no action” letter from the Securities and Exchange Commission or an opinion of counsel acceptable to the Corporation to the effect that such sale, transfer or other disposition of the shares may be effected without such registration, or (iii) such sale, transfer or disposition of the shares is made pursuant to Rule 144 under the Securities Act, as the same may from time to time be in effect, and the Corporation shall have received information acceptable to the Corporation to such effect.

(d)  Legend on Certificates.  The Corporation may require that any certificate or certificates evidencing shares issued pursuant to the Plan bear a restrictive legend, and be subject to stop-transfer orders or other actions, intended to effect compliance with the Securities Act or any other applicable regulatory measures.

Section 13.  No Right to Continued Membership; Non-Exclusivity.  Nothing contained in the Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Non-Employee Directors, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan shall not confer upon any member of the Board of Directors of the Corporation any right to continued membership on the Board of Directors of the Corporation.

Section 14.  No Rights in Common Stock.  No Non-Employee Director or Permitted Transferee shall have any interest in or be entitled to any voting rights or dividends or other rights or privileges of stockholders of the Corporation with respect to any shares of Common Stock granted pursuant to the Plan unless, and until, shares of Common Stock are actually issued to such person and then only from the date such person becomes the record owner thereof.

Section 15.  Tax Withholding.  The Corporation shall make appropriate provisions for the payment of any federal, state or local taxes or any other charges that may be required by law to be withheld by reason of the payment of a Retainer or a grant or the issuance of shares of Common Stock pursuant to the Plan.

Section 16.  No Liability.  No member of the Board of Directors of the Corporation, nor any officer or employee of the Corporation acting on behalf of the Board of Directors of the Corporation, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board of Directors and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.

Section 17.  Successors.  The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving a Retainer or Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

Section 18.  Subsidiaries.  For the purposes of the Plan, the term “Subsidiaries” includes those corporations 50 per cent or more of whose outstanding voting stock is owned or controlled, directly or indirectly, by the Corporation and those companies, partnerships and joint ventures in which the Corporation owns directly or indirectly a 50 per cent or more interest in the capital account or earnings.

Section 19.  Expenses.  The expenses of administering the Plan shall be borne by the Corporation.

Section 20.  Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

Section 21.  Termination and Amendment of the Plan.  The Board of Directors may from time to time amend this Plan, or discontinue the Plan or any provisions thereof, provided that no amendment or modification of the Plan shall be made without the approval of the stockholders of the Corporation that would (i) increase the number of shares of Common Stock available for issuance under the Plan; (ii) modify the requirements as to eligibility for participation under the Plan; or (iii) change any of the provisions of this Section 21.  No amendment or discontinuation of the Plan or any provision thereof shall, without the written consent of the participant, adversely affect any shares theretofore granted to such participant under the Plan.

Section 22.  Effective Date.  The Plan shall become effective on the date of its approval by the stockholders of the Corporation.